Exhibit 25

                      TRANSACTIONS IN SHARES OF THE ISSUER

                  The Reporting Persons engaged in the following transactions in Shares of the Company since the filing of Amendment No. 14. All such transactions involved sales of Shares and were effected on The New York Stock Exchange, except as otherwise noted.

   Reporting Person With                                                                      Price per Share (Excluding
Direct Beneficial Ownership        Date of Transaction             Number of Shares                  Commissions)
----------------------------    ---------------------------    --------------------------     ----------------------------
         Greensea                        1/15/02                       (20,500)                        $15.0212
         Greensea                        1/16/02                       (25,100)                        $15.0280
         Greensea                        1/17/02                       (127,600)                       $14.9512
         Greensea                        1/22/02                       (100,000)                       $15.1040*
         Greensea                        1/24/02                       (60,000)                        $14.7109*
         Greensea                        1/25/02                       (30,000)                        $14.5000
         Greenbelt                       1/25/02                       (200,000)                        $14.180
         Greensea                        1/28/02                       (75,000)                        $14.1055
         Greenway                        1/28/02                       (43,500)                        $14.1055
         Greenbelt                       1/28/02                       (100,000)                        $14.102
         Greensea                        1/30/02                       (34,000)                        $14.8500
         Greenway                        1/30/02                       (66,000)                        $14.8500
         Greensea                        1/30/02                       (16,000)                        $14.6018
         Greenway                        1/30/02                       (34,000)                        $14.6018
         Greentree                       1/31/02                       (50,000)                        $15.3000
         Greentree                       1/31/02                       (50,000)                        $15.3164
         Greenway                        1/31/02                       (80,000)                        $15.3164
         Greenbelt                       1/31/02                       (70,000)                        $15.3164
         Greenway                         2/1/02                       (100,000)                         n/a**
         Greenway                         2/5/02                       (30,000)                        $14.9000
         Greenbelt                        2/5/02                       (35,000)                        $14.9000
         Greentree                        2/5/02                       (35,000)                        $14.9000
         Greenway                         2/8/02                       (25,000)                        $15.0000
         Greentree                        2/8/02                       (25,000)                        $15.0000
         Greenbelt                        2/8/02                       (50,000)                        $15.0000


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*Shares sold in transactions executed over the counter.
**Greenway transferred these Shares to a limited partner.